Exhibit 10.9

PURCHASE AND SALE AGREEMENT
FOR
EQUIPMENT
BETWEEN
JINAN YAOBANG CNC EQUIPMENT CO., LTD.
AND
UNICOBE CORP.

THIS PURCHASE AND SALE AGREEMENT is entered into this 11 day of January 2016, by and between Unicobe Corp. (hereinafter "Buyer"), a not-for-profit Nevada corporation, with legal address Serdike 17A, ap. 37 Sofia, Bulgaria, 1000, and Jinan Yaobang Cnc Equipment Co., Ltd. (hereinafter "Company"), a Chinese corporation, with legal address Shandong, China (Mainland).

RECITALS:

WHEREAS, Company is in the business of selling and servicing laser cutting and laser engraving equipment; and

WHEREAS, Buyer desires to purchase such equipment.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained therein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually agreed and covenanted by and between the parties to this Agreement, under seal, as follows:

1.           Sale of Equipment.  Company hereby sells to Buyer and Buyer hereby purchases from Company the equipment described on Exhibit A attached hereto and incorporated herein (hereinafter "Equipment").

2.           Purchase Price.  Buyer shall pay to Company for the Equipment and for all obligations specified herein, as full and complete consideration therefore, the sum of twenty five thousand US dollars ($25,000) (hereinafter "Purchase Price").

3.           Payment.  Buyer shall make payment of the Purchase Price to Company in accordance with the following schedule:

A.           Ten Percent (10%) of the Purchase Price within thirty (30) days after the execution of this Agreement;

B.           Eighty Percent (80%) of the Purchase Price within thirty (30) days after Delivery of the Equipment (as defined in Paragraph 7 of the Agreement); and

C.           Ten Percent (10%) of the Purchase Price within thirty (30) days after Buyer's Acceptance of the Equipment.

In the event that Buyer does not accept the Equipment, Company shall refund all prior payments within fifteen (15) days of receipt of notification from Buyer that it does not accept the Equipment.

The payment can be made in full upon recipient all shipment and cargo documents.

All invoices submitted to Buyer by Company shall list the items of Equipment purchased thereunder in the same sequence used in Buyer's Purchase Order for such Equipment.  Buyer's Purchase Order Number shall appear on all invoices submitted to Buyer hereunder.

4.            Taxes. Company shall take all action required to cause the purchase of the Equipment hereunder to be treated as a tax-exempt transaction, and in no event shall Buyer be responsible for any sales, use, property, gross receipts, or similar taxes levied against any party to this Agreement.

5.           Site Evaluation.  At no cost or expense to Buyer, Company shall furnish Buyer with site preparation studies, which shall include, but not be limited to, power, air conditioning, and operational considerations with respect to the Equipment. Company will provide a pre-installation instruction manual to Buyer upon request.

6.           Site Preparation.  Buyer shall be responsible for preparing a site suitable for the installation and operation of the Equipment (hereinafter "Installation Site").

7.           Delivery.  Delivery of the Equipment to Buyer by Company, at Company's sole cost and expense. The Equipment shall be packaged appropriately and all cartons shall be clearly stamped with Buyer's Purchase Order Number.  Buyer must be able to identify easily all items of the Equipment contained within each carton.  Delivery of the Equipment in an undamaged condition to Buyer's Installation Site shall constitute "Delivery" to Buyer.  Risk of loss during transit shall remain with Company.

8.           Acceptance.   “Acceptance" of the Equipment shall be deemed to occur on the date when, in the reasonable opinion of Buyer, the Equipment conforms to the Specifications, and has continuously operated in compliance with the Specifications for thirty (30) days after Equipment Turnover.

IN WITNESS WHEREOF, Anatoliy Kanev and Nancya Zhango have signed this agreement as of the day and year first written above, and the person executing this agreement on behalf of each party represents and warrants that this agreement has been authorized by all necessary parties, is validly executed by an authorized officer or agent, and is binding upon and enforceable against the company in accordance with its terms.

WITNESS:	Unicobe Corp.

Name: Anatoliy Kanev
Title: CEO of Unicobe Corp.
Signature: /s/ Anatoliy Kanev

WITNESS:	Jinan Yaobang Cnc Equipment Co., Ltd.

Name: Nancya Zhango
Title: Senior sales manager of Jinan
Yaobang Cnc Equipment Co., Ltd.
Signature: /s/ Nancya Zhango

EXHIBIT A

Description of Equipment

QUANTITY	ITEM NO	DESCRIPTION	PRICE

1	AOL-1520	3D Crystal Laser engraving machine	$25,000

In the event of any inconsistency between the terms in main body of the Agreement and the terms in Exhibit A attached hereto, the terms in main body of the Agreement will control.